 Exhibit 10.24

Notarial Certificate

Republic of China
Shaanxi Xi’an Notary Office

Entrust Loan Agreement

CHINA MERCHANTS BANK
Dec.2009
Entrust Loan Agreement
Contract NO.: 2009 loan No.012

Lender (PartyA): Merchant Bank, Xi’an High Tec Development Zone Branch

Legal Representative: Weiqiang Wang

Address: No.25 Gaoxin Road Xi’an city

Borrower (partyB): Yangling Dongke Maidisen Pharmaceutical Inc.

Address: No.8 Xinqiao Road Yangling Demonstration Zone

Legal Representative: Dongke Zhao

PartyA accept the Entrust of Shaanxi high Tec industry investment co.Ltd (principal), release RMB (currency) to PartyB. The parties is subject to the 2009 loan No.012 Entrust Loan
Agreement and the provisions of Entrust Loan Notice signed in 2009. Through equally negotiation, the parties agree as follow:

  Article 1 currency, items, type, amount, usage, rate, and deadline:

Currency: Renminbi
Item
Type: (1) fixed asset loan (2) circulating capital loan √
Amount: (written in words) 玖佰万 （number）：9，000，000
Usage: turnover of circulating capital
Rate: 7%
Deadline: 12 month. (based on the agreed date)

Article 2 PartyB must submitted the usage plane of the loan to PartyA and the related procedure must be done within 3 days before withdraw the money.

Article 3 PartyB promises to use the following capital to repay the loan:

（I）	all the income

(ii)

(iii)

Article 4 PartyB must repay the loan on the agreed deadline. If PartyB wants to repay the loan ahead, it must inform PartA and get written consent.

Article 5 Interest

Interest of the loan under this contract is settled by month (month/season), and the settlement day is the 20th of each month.

If the rate is changed by the state or the consignor’s requirement, with the written consent from PartyB, the rate can be changed. And the rate is executed from the date of effectiveness.

Article 6 if PartyB (or third party)is required to provide loan assure in the Entrust loan notice signed with consignor, PartyB is obligated to meet the requirements, signed the assure contract with PartyA as the subsidiary one .

Article 7 within the expiration of the agreement, PartyA has the right to review the status of the money, and PartyB shall be obligated to provide the real and detailed information.

Article 8 Termination and Revising of the Agreement

    In the event that any party needs to terminate the agreement, a written consent must be signed among PartyA, PartyB and consignor.

Article 9: Liability for breach of contract

1 If PartyA fails to release the loan in full amount on schedule according to this contract to the borrower, which incurs loss to the borrower, the PartyB shall pay penalty for breach of contract to the PartyA based on the amount of breach and days delayed. The penalty for breach of contract is calculated in the same way as the calculation of interest in the case of delayed repayment

2 If PartyB fails to use the loan according to the purpose specified in this contract, PartyA will collect a fine for breach of contract starting from the date of breach according to the interest rate of loan stipulated in this contract with 100% plus until the principal and interest are paid off.

3 If PartyB fails to pay back the loan principal according to the period specified in this contract, PartyA will collect default interest starting from the date of delay of payment according to the interest rate of loan stipulated in this contract with 50 % plus until the principal and interest are paid off.

4 PartyB repay the loan ahead without the consent the other Party, PartyA has the right to declare to repay the loan in scheduled time, and collect fine on the advance repaid money.

5 During the expiration of the agreement, in the event of the following occasion occur, PartyA is entitled to recall the loan and related fees. (i) PartyB violates the agreed rules. (ii) the operation status of PartyB becomes deterioration。（iii）the operation status of assuror becomes deterioration. (v) The destroy of mortgage, or devaluation of pledge, all of which that can endanger the loan. (vi) Other occasions that recorded in the financial laws or provisions.

Article 10 .Any notice payment notice or telecommunications shall be forwarded to the following address：

　　Lender (PartyA): No.25 Gaoxin Road Xi’an city

   Borrower (partyB): No.8 Xinqiao Road Yangling Demonstration Zone

If any change of address shall inform the other party immediately.

Article 11 Settlement of the Dispute

   Interpretation and dispute resolution shall be subject to the Laws of the Peoples Republic of Chin. The disputes arising from the execution of this contract shall be settled through friendly consultation by both parties. In case no settlement can be reached, the follows ways are aviliable:

(i)	Submitted to the Xi’an local Court for judgment.

(ii)	Apply for arbitration

Article 12 The uncovered items could be discussed by parties, and supplementary agreement is allowed.

Article 13 This contract become effective after signed by the authorized representatives of both parties until the loan and the interests and other related expenses be cleared up.

Article 14 this agreement has three copies, one for each.

PartyA: (seal)                                     PartyA: (seal)

Signed:                                               Signed:

Date:                                                  Date:

Irrevocable Guarantee of Entrust Loan
                             Contract NO.: 2009 Loan No.012

To: Merchant Bank Co.Ltd Xi’an High Tec Development Zone Branch

      WHEREAS, the bank accepts the Entrust of Shaanxi high Tec Industry Investment Co.Ltd (principal) to release Entrust loan to Borrower: Yangling Dongke Maidisen Pharmaceutical Inc (borrower). The Entrust loan agreement and Entrust borrow agreement are signed between bank and principal. According to the provision s of the two agreements, the bank should release 9,000,000 Entrust loans to borrower.

Upon the borrower’s request, principal is agreed to guarantee for the joint liabilities specified in the Entrust loan agreement. The agreed as follow:

   Article 1 The Means of Guarantee

1.1
The principal take joint liability for the unpaid loan borrowed from the bank when borrower did not repay on time according to the Entrust loan agreement. And the principal also take joint assure liability if the bank recall the loan ahead.

Article 2 The scope of liability is the rate, penalty, fine rate, agreed on the Entrust loan agreement.

Article 3 The principal confirms to take joint liability for borrowers. If the borrower did not repay the loan in time, or other violate behaviors, the principal has to take the responsibility. The bank has the right to claim the principal to take the responsibility and repay the loan.

      The claim notification has unchangeable legal effect; the principal must the repay the unpaid loan within 5 days after receiving the notification.

Article 4 This guarantee is independent, everlasting, irrevocable, and did not be affected by the Entrust loan contract, as well as any change of the borrower, including breakup, reconstruction, liquidation, and out of operation. And the responsibility of the principal will not be changed by the contracts signed with others and other events.

Article 5 The principal also take the joint liability specified in the supplementary agreement of the Entrust loan agreement.

Article 6 The liability of the principal will keep in fore two years later after the borrower repays the loan.

Article 7 The principal agrees as follow:

7.1 The principal is approved by , registered in Industrial and commercial administrative department (No:    ), is qualified legal personal, organization. or a natural or a legal person with full civil capacity (ID number ; 610113195411180418), and willing to take the liability specified in the guarantee.

7.2 The principle is willing to take the liability and not forced.

7.3 The principal is approved by the board or other authorities.

7.4 The financial statement and other documents provided by the principal are all authentic, and the legal representative of the principal take the liability.

7.5 According to the bank’s requirements, issuing a insurance certificate

7.6 before the guarantee expired; the principal guaranteed loan shall not excess their own interest.

7.7 If any change of the principal may affect carrying this agreement, a note to the bank is needed.

7.8 The bank is authorized to deduct the account money of the principal until repay the entire loan and other reasonable fees of the bank.

7.9 The successor and assignor of the principal are all subject to this agreement. And the principal shall not transfor the obligation without the consent of the bank.

Article 8 during the validity period, if the bank delayed to carry out their rights can not be considered that they have already give up their rights.

Article 9 all the terms used in this agreement is in consistency with the terms used in Entrust loan agreement.

Article10 all the related files shall be transformed in writing.

Address of the principal: No.8 Xinqiaolu, Yangling Demonstration Zone, Shaanxi.
Any change shall inform the bank in time. Or else, the principal take the consequences.

Article11 this agreement is subject to the laws of PRC, and any disputes arised from this agreement shall be settle down through the agreed solution.

If this agreement gets the legal approval, and the bank is entitle to apply the local court to carry out this agreement if necessary.

Article12 the effective date of this agreement

12.1 if the principal is a legal person or organization, the signed or sealed is represent the effectiveness of this agreement.
12.2 If the principal is a natural person, signature declares its effective.

This agreement has three copies, one for each, has the same legal effect.

Principal (sign): Dongke Zhao       Jingkun Wei
ID number:
Address:
Tel No.:

Account bank and number:

Date: 11.17.2009

Notarial Certificate
(2009) NO. NO10811
Applicants:

Party A: Merchant Bank Co.Ltd Xi’an High Tec Development Zone Branch Xi’an Hi-Tech Industries Development Zone, Registration No.of business license: 6100001805372
Legal representative: Werqiang Wang
Entrusted agent: Yu Kang

Party B: Yangling Dongke Maidisen Pharmaceutical Inc. Registration No.of business license: 610403100004557. Address: No.8 Xinqiao Road Yangling Demonstration Zone Shaanxi.
Legal representative: Dongke Zhao

Party C: Dongke Zhao, Male, born on Nov. 18th 1954, address is No.201 Zhuque road of Yan Ta Area, Xi’an, Shaanxi. ID No.:610113195411180418

Party D: Jingkun Wei, Femal, born on sep. 25th 1954, address is 6floor 602, Tianyuan Xiaoqu, Yangling Demonstration Zone. Xi’an, Shaanxi. ID No.:610113195411180418

Notarial Items: Entrust Loan Contract, Guarantee Contract

Party A, B, C ,D apply for notarization and mandatory power of the above Entrust Loan Contract, and Guarantee Contract on Nov. 19th. 2009.

PartyA provided the following certificate materials: 1 Bussiness Liscense. 2 the code number of organization. 3 the approved commercial license. 4 the ID card of Weiqiang Wang 5 the Entrust document and the ID card of Kang Yu. PartyB provide the following materials: 1 Bussiness Liscense. 2 the code number of organization. 3 the ID card of Dongke Zhao 4 Shareholder’s resolution. 5 the Entrust files, promise files and notification files used in apply for mandatory power. PartyC provided the following certificate materials:1 ID card 2. the Entrust files, promise files and notification files used in apply for mandatory power. PartyD provided the following certificate materials: 1 ID card 2. the Entrust files, promise files and notification files used in apply for mandatory power. Party A, B, C ,D all submmite the above contracts Entrust Loan Contract and Irrevocable Guarantee of Entrust Loan Contract.

Notatry reviewed all the above materials, and let the fours parities know their own rights and obligations and the consequences from carrying out the mandatory power.

After investigation, the above four parties signed the Entrust Loan Contract and Irrevocable Guarantee of Entrust Loan Contract. The four parties have capacity for legal civil rights and civil conducts, representatives have equal attorneyships. They clearly represented their meanings, agreed on the above contracts and signed in the Entrust Loan Contract and Irrevocable Guarantee of Entrust Loan Contract. They agreed that: Party A releases 9,000,000RMB to PartyB and Shaanxi High Tec investment co.ltd is their principal. The term of the loan is 12 month, the rate is 7%. To assure the implementation of the contract, PartyC and PartyD take the joint liability of the consequences.

Party A, B, C ,D are agreed to sign on the guarantee contract. Party B, C ,D are will to accept the mandatory solutions carry out by the local government, when they violate the contracts.

In accordance with the above facts, hereby certify, the behavior signining Entrust Loan Contract, Guarantee Contract of four parties conform to the fifty fifth article of <General Principles of Civil Law of the People’s Republic of China>, the content conforms <Contract Law of the People’s Republic of China> and <Guarantee Law of the People’s Republic of China>, the signature and seal of three parties are true and real.

In accordance with the regulation and acts of <Code of Civil Law of the People’s Republic of China>, <Notary Law of the People’s Republic of China> and three parties, grant the Entrust Loan Contract and Guarantee Contract with mandatory power. In event of PartyB,C,D do not execute the above contracts, the PartyA shall apply for execution certificate from us, and apply for mandatory execution from court of competitive jurisdiction within the expiry date of this contract according to <Code of Civil Law of the People’s Republic of China>.

Notary Office of Xi’an, Shaanxi, PRC
Notary: Xiuwu Xia
Dec 19th 2009
Notary Office of Xi’an (seal)